QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Techwell, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Techwell, Inc.
408 E. Plumeria Drive
San Jose, California 95134
(408) 435-3888

April 29, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Techwell, Inc. that will be held on Tuesday, June 24, 2008, at 2:00 p.m., Pacific Daylight Time, at the Company's principal executive offices at 408 E. Plumeria Drive, San Jose, California 95134.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, FOLLOW THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE OR THE INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

        A copy of the Company's 2007 Annual Report to Stockholders is also enclosed.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,
/s/ FUMIHIRO KOZATO Fumihiro Kozato President and Chief Executive Officer

TECHWELL, INC.

Notice of Annual Meeting of Stockholders
to be held June 24, 2008

To the Stockholders of Techwell, Inc.:

        The Annual Meeting of Stockholders of Techwell, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices at 408 E. Plumeria Drive, San Jose, California 95134, on Tuesday, June 24, 2008, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect six directors to serve until the 2009 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

        Stockholders of record as of the close of business on April 24, 2008 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

        It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on page two of the attached Proxy Statement regarding your voting options. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors
/s/ MARK VOLL Mark Voll Vice President of Finance and Administration, Chief Financial Officer and Secretary

April 29, 2008

Techwell, Inc.
408 E. Plumeria Drive
San Jose, California 95134
(408) 435-3888

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Techwell, Inc., a Delaware corporation ("we," "us," "Techwell" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 408 E. Plumeria Drive, San Jose, California 95134, on Tuesday, June 24, 2008, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 9, 2008.

Record Date and Share Ownership

        Stockholders of record at the close of business on April 24, 2008 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of Common Stock issued and outstanding, designated as Common Stock, $0.001 par value per share. As of the Record Date, approximately 21,044,568 shares of the Company's Common Stock were issued and outstanding and entitled to vote.

How You Can Vote

        Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. You may also vote by telephone or over the internet by following the instructions on the proxy card. Returning a proxy form will not affect a stockholder's right to vote if the stockholder attends the Annual Meeting and wants to vote in person.

        Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the meeting by (a) delivering to the Company at its principal offices (Attention: Secretary) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (b) attending the meeting and voting in person. You may also revoke your proxy in the same way you initially submitted the proxy, that is, by telephone or over the internet.

Voting

        On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the six director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting entitled to vote on such proposal.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the Annual Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector"), with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote at the meeting.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat these votes as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the discretion of the proxy holder. Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

        If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter.

Solicitation of Proxies

        The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by email, telephone or facsimile.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2009 Annual Meeting must be received by the Secretary of the Company no later than December 29, 2008 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

        A stockholder proposal not included in the Company's proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the

Company's Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the date the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting of stockholders.

IMPORTANT

        PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE, OR VOTE BY TELEPHONE OR OVER THE INTERNET, SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, proposes the election of six directors of the Company to serve until the next annual meeting of stockholders or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

        The Company's Bylaws provide that the Company shall not have less than five nor more than nine directors, with the exact number of directors to be determined by the Board of Directors. The number of directors is currently fixed at six.

        Names of the nominees and certain biographical information about them are set forth below:

Name	Age	Position(s) with the Company
Fumihiro Kozato	48	President, Chief Executive Officer and Director
Robert D. Cochran	50	Director
Richard H. Kimball(1)(3)	51	Director
Dr. C.J. Koomen(1)(2)(3)	60	Director
Justine Lien(2)	45	Director
Dr. Phillip Salsbury(1)(2)(3)	66	Director

    (1)
    Member of the Compensation Committee.

    (2)
    Member of the Audit Committee.

    (3)
    Member of the Nominating and Corporate Governance Committee.

        Fumihiro Kozato founded Techwell in 1997 and has served as our president and chief executive officer since inception. From 1995 to 1996, Mr. Kozato was president of Sigmax Technologies, Inc., a CD-ROM controller chip development company. From 1991 to 1995, Mr. Kozato was the business control manager for Ricoh Co., Ltd, a global manufacturer of office automation equipment. Mr. Kozato holds a B.S. in mathematics from the University of California, Santa Barbara.

        Robert D. Cochran has served as one of our directors since March 2004. Since 1995, Mr. Cochran has served as principal of the Law Office of Robert D. Cochran, providing primary, outside corporate, securities and venture capital counsel for emerging growth corporations in high-technology areas. Mr. Cochran holds an A.B. in economics from Harvard University and a J.D. from Harvard Law School.

        Richard H. Kimball has served as one of our directors since September 2003. Since June 1995, Mr. Kimball has served as a founding General Partner of Technology Crossover Ventures, a venture capital firm. Mr. Kimball holds an A.B. in history from Dartmouth College and an M.B.A. from the University of Chicago.

        Dr. C.J. Koomen has served as one of our directors since August 2004. Since January 2003, Dr. Koomen has served as Chairman of the Board of Directors at Xceive Inc., a semiconductor company that designs RF-to-baseband transceiver integrated circuits for the television and set top box markets. From April 2000 to March 2003, Dr. Koomen served as co-founder and Chairman of the Board of Pijnenburg Securealink, Inc., a fabless semiconductor company that produces security integrated circuits for e-commerce transactions. Dr. Koomen holds an M.S. in electrical engineering from Delft University of Technology and a Ph.D. in technical sciences from Delft University of Technology.

        Justine Lien has served as one of our directors since January 2006. From May 1999 to September 2005, Ms. Lien served as the chief financial officer of Integrated Circuit Systems, Inc., a silicon timing devices company. Prior to May 1999, Ms. Lien served in various roles at Integrated Circuit Systems, Inc. Ms. Lien holds a B.A. degree in accounting from Immaculata College and is a certified management accountant.

        Dr. Phillip J. Salsbury has served as one of our directors since October 2005. Since March 2000, Dr. Salsbury has served as an independent management consultant with a focus on operations, strategic alliances, corporate planning and general management. Dr. Salsbury was a founder, the CTO, and later the president and CEO of SEEQ Technology, Inc., an Ethernet communications semiconductor company, from January 1981 until its acquisition by LSI Logic Corporation, a large semiconductor company, in June 1999. Dr. Salsbury holds a B.S. degree in electrical engineering from the University of Michigan and an M.S. and a Ph.D. in electrical engineering from Stanford University.

        The Board of Directors recommends a vote "FOR" election as director of the nominees set forth above.

Director Independence

        The Board of Directors has determined that each of Ms. Lien and Messrs. Kimball, Koomen and Salsbury is an "independent director" within the meaning of Rule 4200(a)(15) of The NASDAQ Global Market.

Board Meetings

        The Board of Directors held five meetings during 2007. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during their tenure in 2007. The independent directors meet in regularly scheduled executive sessions at in person meetings of the Board of Directors without the participation of the President and Chief Executive Officer or other members of management. One director attended the 2007 annual meeting of stockholders. We do not have a policy requiring directors to attend our annual meetings.

Committees of the Board of Directors

        The Board of Directors has appointed a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. The Board has determined that each director who serves on these committees is "independent," as that term is defined by applicable listing standards of The NASDAQ Global Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees that can be found on our website at http://www.techwellinc.com under the "Investor Relations-Corporate Governance" heading.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The current members of the

Nominating and Governance Committee are Mr. Richard Kimball, Dr. C.J. Koomen and Dr. Phillip J. Salsbury. We believe that the composition of our Nominating and Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, The NASDAQ Global Market and Securities and Exchange Commission rules and regulations. The Nominating and Corporate Governance Committee held three meetings in 2007.

Audit Committee

        The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. The Audit Committee currently consists of Dr. C.J. Koomen, Justine Lien and Dr. Phillip J. Salsbury, each of whom is a non-management member of our Board of Directors. Ms. Lien is our audit committee financial expert as currently defined under Securities and Exchange Commission rules and is independent as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Global Market and Securities and Exchange Commission rules and regulations. The Audit Committee held five meetings in 2007.

Compensation Committee

        The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans. The current members of the Compensation Committee are Richard H. Kimball, Dr. C.J. Koomen and Dr. Phillip J. Salsbury, each of whom is a non-management member of our Board of Directors. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Global Market and Securities and Exchange Commission rules and regulations. The Compensation Committee held six meetings in 2007. Additional information concerning the Compensation Committee's processes and procedures for the consideration and determination of executive compensation is set forth under the heading "Compensation Discussion and Analysis."

Director Nominations

        The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

        The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The

Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules, and for a majority of the members of the Board to meet the definition of "independent director" under the rules of The NASDAQ Global Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company's management—currently, the President and Chief Executive Officer—to participate as members of the Board.

        Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are members of the Board standing for re-election as directors.

        A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate. In addition, the Company's Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the date the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting of stockholders. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

        Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company's Bylaws and must be addressed to:

      Secretary
      Techwell, Inc.
      408 E. Plumeria Drive
      San Jose, California 95134

        You can obtain a copy of the full text of the Bylaw provision by writing to the Company's Secretary at the above address.

Communications with the Board of Directors

        If you wish to communicate with the Board of Directors, you may send your communication in writing to:

      Secretary
      Techwell, Inc.
      408 E. Plumeria Drive
      San Jose, California 95134

        You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

        The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Certain Relationships and Related Transactions

        It is the Company's policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company's Code of Business Conduct and Code of Ethics for Senior Executives. The Company conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company's Audit Committee must approve any waiver of the Code of Ethics for Senior Executives, including related party transactions. All waivers to the Code of Business Conduct must be approved by the Company's Board or a committee of the Board responsible for corporate governance.

        Robert D. Cochran, who has served as one of our directors since March 2004, is a principal in The Law Office of Robert D. Cochran, which has provided services to the Company. In connection with these services, the Company incurred fees of $24,000 in 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Company Philosophy on Compensation

        The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers and works with management and an independent consultant to establish our executive compensation programs. The general philosophy of our executive compensation program is to attract and retain seasoned and talented executives, align compensation with our business objectives and to reward attainment of those objectives. In addition, we strive to provide compensation that is competitive with the semiconductor companies with whom we compete for executive talent.

Establishing Compensation Opportunities

        In 2007, our Compensation Committee retained the services of J. Richard & Co., an independent compensation consulting firm, to assist in evaluating our executive compensation programs and pay practices. The use of a consulting firm is intended to provide additional assurance that our programs and practices are reasonable and consistent with our objectives. The compensation consulting firm helped our Compensation Committee to identify and maintain a selected group of peer companies, which we refer to when establishing executive compensation. This group of peer companies consists of Advanced Analogic Technologies, Inc., Monolithic Power Systems, Inc., O2 Micro International

Limited, Silicon Image, Inc., Trident Microsystems, Inc. and Volterra Semiconductor Corporation. This peer group of companies may fluctuate from year to year. The compensation consulting firm also reviewed the results of current studies on executive compensation including Watson Wyatt Survey of Institutional Investors' views on Executive Compensation, Mercer Human Resources Consulting Research on Executive Compensation and Towers Perrin's Survey on Executive Compensation. In determining 2008 compensation, our Compensation Committee did not retain an independent consulting firm but may retain the services of an independent consulting firm in the future to evaluate any of the elements of our compensation programs or our peer group of companies.

Compensation Components

        Our executive compensation program consists of a mix of base salary, cash incentive bonus, long-term incentive and equity compensation, and other supplemental benefits. These compensation components are described in more detail below.

        Base Salary.    We establish base salaries for our executives based on the scope of their responsibilities and experience, and take into account competitive market compensation paid by companies in our competitive peer group commensurate for similar responsibilities and positions.

        We review base salaries annually, and adjust base salaries from time to time in an effort to keep our compensation programs competitive with market levels. Our Compensation Committee approves the base salary for our named executive officers based upon our Chief Executive Officer's input. In 2007, our Compensation Committee reviewed our named executive officers' base salary by utilizing the information compiled by our independent compensation consulting firm, which was based on an analysis of our selected peer companies and the reports mentioned above. The base salaries that we were paying our named executive officers at the time of the review of 2007 base salaries was either in the bottom of, or below, the range of base salaries for similar positions at our selected peer companies. As a result of our desire to pay base salaries that are competitive with our peer group, our Compensation Committee increased our executive officers' base salaries in 2006 by a range of 23% to 27% on average which placed all but our Chief Executive Officer within the range of salaries for similar positions at our selected peer companies. In February 2007, our Compensation Committee met to review the base salaries of our executive officers for 2007 and related updated data from our selected peer companies. As a result of this review, our Compensation Committee decided to increase our executive officers' base salaries for 2007. These increases were not more than 15% of each officers' base salary, which places our executive officers' current base salaries within a range similar to our selected peer companies.

        In April 2008, our Compensation Committee met to review the base salaries of our executive officers for 2008. In determining base salaries for 2008, our Compensation Committee decided to increase the base salary of our VP of Sales and Marketing by 5% over his 2007 base salary, consistent with the salary increases in 2008 for our non-management employees. The Committee determined that the amount of base salary received by our VP of Sales and Marketing in comparison to our other named executive officers more closely aligned his base salary with our general workforce. It, therefore, determined to include him in the 5% increase in base salary generally provided to our workforce. However, the Compensation Committee determined to leave the remaining named executive officers' base salaries unchanged from their respective 2007 base salaries based upon the recommendation of our Chief Executive Officer. The base salaries of our named executive officers for 2008 are either in the bottom of, or below, the range of base salaries for similar positions at our selected peer group of companies.

        Cash Incentive Bonuses.    We utilize cash incentive bonuses to align executive compensation with our business objectives and performance. Early in the year, our Compensation Committee approves an executive cash incentive plan, under which each named executive officer is eligible to receive a cash bonus based on selected criteria, including specified financial and other performance targets for that year. Our Compensation Committee retains the discretion to determine the actual amounts payable under the cash incentive bonus plan each year along with the ability to grant cash bonus awards outside of our annual incentive plan.

        For 2007, our named executive officers were eligible to receive up to 50% of their respective base salary if our revenue was greater than or equal to $64 million and our operating income determined in accordance with Generally Accepted Accounting Principles, or GAAP, was greater than or equal to $10.8 million. Revenue of at least $59.5 million and operating income of $10.8 million was required for any bonus amounts to be paid under the 2007 cash bonus plan. If revenue was between $59.5 million and $64 million, the amount of the bonus payment would be adjusted in accordance with a sliding percentage scale. Our Compensation Committee established these targets in an effort to set our named executive officers' annual bonus opportunities to be within the range of our selected peer companies identified above.

        For 2007, the performance criteria exceeded the minimum performance level. As a result, our Chief Executive Officer, Chief Financial Officer and Chief Technical Officer each received a bonus payment of $95,853, which was equal to 42% of their respective 2007 base salaries. Our VP of Sales and Marketing received a bonus payment of $53,320 equal to 33% of his 2007 base salary. For our Chief Executive Officer, Chief Financial Officer and Chief Technical Officer, the total amount payable under the 2007 cash bonus plan was weighted one-third for the revenue target and two-thirds for the operating income target, while our VP of Sales and Marketing's bonus was weighted two-thirds for the revenue target and one-third for the operating income target. Our Compensation Committee determined the allocation between performance metrics should be different for our VP of Sales and Marketing than our other named executive officers because the success of his sales and marketing efforts was more closely reflected in our revenue results than operating income.

        In establishing the terms of the cash bonus plan for 2008, the Compensation Committee established minimum annual financial performance targets based on our revenue and non-GAAP operating income. If either of these minimum levels are not met, the actual bonus amounts available for payment will be reduced to zero. These minimum annual financial performance levels were established to ensure that payments would only be made under the bonus plan if the Company attained growth in these financial metrics from the previous year. The Compensation Committee determined the performance targets should be tied to non-GAAP operating income in 2008, which excludes stock-based compensation and taxes, as opposed to GAAP operating income as in 2007 because non-GAAP operating income more directly reflects the impact of expenses that our named executive officers more directly control. Under the 2008 plan established by the Committee, upon the attainment of revenue of $72.5 million and non-GAAP operating income of $19.4 million, our Chief Executive Office, Chief Financial Officer and VP of Sales and Marketing would receive 25% of their respective 2008 base salaries. Similarly, our Chief Technical Officer would receive a bonus payment of 12.5% of his 2008 base salary upon the attainment of these financial performance levels. Additionally, our Chief Technical Officer could also receive a bonus payment of 24% of his 2008 base salary upon the achievement of product tape outs according to a schedule established by the Committee.

        In the event the performance metrics are achieved beyond the target level, our Chief Executive Officer, Chief Financial Officer and VP of Sales and Marketing could receive an additional bonus payment up to 25% of their respective 2008 base salaries. Similarly, our Chief Technical Officer could also receive an additional bonus payment up to 12.5% of his 2008 base salary upon attainment by the Company of financial performance levels above the target performance level. The Committee also established for our Chief Technical Officer a provision under which he would receive an additional bonus payment up to 8% of his 2008 base salary upon the achievement of product tape outs according to an accelerated schedule established by the Committee based upon the input from the Chief Executive Officer. Accordingly, under our 2008 plan, our Chief Executive Officer, Chief Financial

Officer and VP of Sales and Marketing are each eligible to receive a cash bonus equal to 50% of their respective base salary and our Chief Technical Officer is eligible to receive a cash bonus equal to 57% of his base salary.

        Long-term Incentive and Equity Compensation.    We believe that long-term company performance is best achieved through the use of stock-based awards to encourage performances that lead to long-term success. We believe this type of compensation aligns our named executive officers' performance with the interest of our long-term investors by rewarding them through equity appreciation. Our 2006 Stock Incentive Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our employees.

        In February 2007, our Compensation Committee reviewed the vesting status and number of shares underlying options held by our named executive officers to determine if additional equity awards were appropriate to maintain long-term incentives. Our Compensation Committee approved additional grants for our named executive officers based on the input from our independent compensation consultant consisting of a grant to our Chief Executive Officer of an option to purchase 175,000 shares, a grant to our Chief Financial Officer and our Chief Technical Officer of an option to purchase 125,000 shares each and a grant to our VP of Sales and Marketing of an option to purchase 100,000 shares. These options vest over four years, with 25% of the total number of shares vesting after the first year from the date of grant and 1/48th of the total number of shares vesting monthly thereafter.

        Our Compensation Committee has established a set of policies and procedures relating to the granting and administration of stock option awards to ensure proper recording and accounting for stock options and stock awards wherein the exercise price is based on the closing price of our common stock on The NASDAQ Global Market on the date of approval. For example, stock option grants for newly-hired employees are approved on the first business day of the month following their hire date. With respect to option grants to existing named executive officers, our Compensation Committee has adopted a policy of granting options to these officers only on dates that are three full trading days following our public earnings announcement for a completed fiscal quarter. For example, the option grants to named executive officers recently approved by our Compensation Committee in February 2007 were made effective and priced based on the closing price of our common stock on The NASDAQ Global Market three trading days after our earning release for the fourth quarter and full fiscal year of 2006. Our Compensation Committee believes that this policy will, in most cases, result in these options being granted and priced during an open trading window. However, our Compensation Committee may grant options in the future to our named executive officers and other employees even while it is in possession of material non-public information under extraordinary circumstances, such as a strong retention need during a prolonged blackout period.

Post-employment/Change of Control Payments

        Our industry is a dynamic and fast changing industry where companies may be acquired or merged to achieve competitive advantage. We believe that entering into change of control and severance arrangements with certain of our executives will help us attract and retain the best-possible executive talent. Without these provisions, these named executive officers may choose to accept employment with our competing companies. In 2007, our Compensation Committee approved and authorized change in control arrangements with our named executive officers. We have since entered into a change in control agreement with each of our Chief Executive Officer, Chief Financial Officer, Chief Technical Officer and VP of Sales and Marketing, which will provide for the payment of 12 months of such individual's base salary and the full acceleration of such individual's then remaining unvested options or restricted shares if such individual is terminated without cause or as a result of constructive termination following a change in control of Techwell.

Other supplemental benefits

        In addition to the compensation opportunities we describe above, we also provide our named executive officers with other employee benefits such as medical insurance, life and disability insurance, and deferred contribution plan such as a Section 401(k) Savings/Retirement Plan that are broadly available to our other employees in the United States.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

        Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

2007 Director Compensation

        Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee. During 2007, Mr. Kozato was the Company's only employee director.

        The following chart shows the compensation paid to each non-employee director for their service in 2007:

Director	Fees Earned or Paid in Cash($)(1)	Option Awards ($)(2)(3)	Total($)
Robert D. Cochran	$15,000	$49,256	$64,256
Richard H. Kimball	18,500	52,944	71,444
Dr. C.J. Koomen	18,000	49,740	67,740
Justine Lien	19,500	107,260	126,760
Dr. Phillip J. Salsbury	19,500	60,413	79,913

    (1)
    The amounts listed under "Fees Earned or Paid in Cash" is based on actual payments made to our non-employee directors which include the standard Board retainer fee of $10,000 per year, a committee chair fee of $5,000 for chairing the Audit Committee and $2,500 for chairing the Compensation Committee and the Nominating and Corporate Governance Committee, and a standard attendance fee for each board meeting of $1,000 per meeting attended in person or $500 per meeting attended via telephone.

    (2)
    Amounts in this column represent the compensation cost of stock option awards recognized during 2007 for the stock option awards granted. The stock option awards granted prior to 2006 have been accounted for using the intrinsic value measurement provisions of APB No. 25 and the stock option awards granted since 2006 have been calculated in accordance with SFAS No. 123R using the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

    (3)
    As of December 31, 2007, the directors had the following outstanding option award:

Name	Number of Securities Underlying Unexercised Options
Robert D. Cochran	12,500
Richard H. Kimball	50,000
Dr. C.J. Koomen	15,000
Justine Lien	50,000
Dr. Phillip J. Salsbury	28,334

        Our cash compensation program for non-employee directors described in footnote (1) to the 2007 Director Compensation table and above will continue for 2008. In addition to the cash compensation, non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options under our 2006 Stock Incentive Plan. Our non-employee directors are automatically granted an initial option to purchase 20,000 shares upon first becoming a member of our board of directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant date and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each non-employee director is automatically granted a nonstatutory option to purchase 10,000 shares of our common stock, provided the director has served on our board for at least six months prior to the date of the annual meeting. These options will vest and become exercisable on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The options granted to outside directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change on control.

2007 Summary Compensation Table

        The following table sets forth information regarding compensation earned during 2007 by our Chief Executive Officer, our Chief Financial Officer and our other executive officers as of December 31, 2007, who we refer to collectively as our "named executive officers".

Name and Principal Position	Year	Salary($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total Compensation ($)
Fumihiro Kozato President and Chief Executive Officer	2007 2006	$231,325 198,087	$314,731 —	$95,853 91,675	$641,909 289,762
Mark Voll VP of Finance and Administration and Chief Financial Officer	2007 2006	227,651 192,773	494,405 365,070	95,853 91,675	817,909 649,518
Dr. Feng Kuo Chief Technical Officer	2007 2006	231,085 198,127	387,091 102,705	95,853 75,000	714,029 375,832
Dongwook (David) Nam VP of Sales and Marketing	2007 2006	160,368 137,814	245,300 71,070	53,320 58,327	458,988 267,211

(1)
Amounts in this column represent the compensation cost of stock option awards recognized during 2007 for the stock option awards granted in 2007 and prior years. The stock option awards granted prior to 2006 have been accounted for using the intrinsic value measurement provisions of APB No. 25 and the stock option awards granted since 2006 have been calculated in accordance with SFAS No. 123R using the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
Amounts in this column reflect the annual cash incentive awards earned for the fiscal year performance period listed, which were paid the following fiscal year.

2007 Grants of Plan-Based Awards Table

        The following table shows information regarding all plan-based awards we granted to the named executive officers during the year ended December 31, 2007. The options granted to our named executive officers in 2007 were granted under our 2006 Stock Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards ($)(2)
Fumihiro Kozato President and Chief Executive Officer	2/20/2007	$95,853	$115,000	$115,000	175,000	$13.94	$1,627,115
Mark Voll VP of Finance and Administration and Chief Financial Officer	2/20/2007	95,853	115,000	115,000	125,000	13.94	1,162,225
Dr. Feng Kuo Chief Technical Officer	2/20/2007	95,853	115,000	115,000	125,000	13.94	1,162,225
Dongwook (David) Nam VP of Sales and Marketing	2/20/2007	53,320	80,000	80,000	100,000	13.94	929,780

(1)
Exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years. The option has a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Post-employment/Change of Control Payments."

(2)
The value of the option awards is based on the fair value as of the grant date of the award calculated in accordance with SFAS No. 123R. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.

Outstanding Equity Awards At Fiscal Year-End 2007

        The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Fumihiro Kozato President and Chief Executive Officer	512,666 —		— 175,000	(2)	$0.45 13.94	9/20/2010 2/20/2017
Mark Voll VP of Finance and Administration and Chief Financial Officer	25,000 14,584 35,000 —	(1)	47,917 — 45,000 125,000	(3) (4) (2)	4.00 4.00 11.00 13.94	11/17/2015 11/17/2015 3/31/2016 2/20/2017
Dr. Feng Kuo Chief Technical Officer	34,998 —		45,002 125,000	(4) (2)	11.00 13.94	3/31/2016 2/20/2017
Dongwook Nam VP of Sales and Marketing	2,709 8,438 14,166 15,625 10,936 —	(1)	— — 5,834 9,375 14,064 100,000	(5) (6) (4) (2)	0.90 0.90 0.90 1.50 11.00 13.94	5/28/2013 5/21/2014 2/10/2015 6/29/2015 3/31/2016 2/20/2017

(1)
The option is fully exercisable on the date of the grant. The shares underlying the option are subject to the issuer's right to repurchase which right lapses as to 25% of the shares on the first anniversary on the date of grant and as to 1/48th of the underlying shares monthly thereafter.

(2)
Vested as to 25% on February 20, 2008, with the remaining shares vesting ratably each month thereafter over the following three years.

(3)
Vested as to 25% on November 17, 2006, with the remaining shares vesting ratably each month thereafter over the following three years.

(4)
Vested as to 25% on March 31, 2007, with the remaining shares vesting ratably each month thereafter over the following three years.

(5)
Vested as to 25% on February 10, 2006, with the remaining shares vesting ratably each month thereafter over the following three years.

(6)
Vested as to 25% on June 29, 2006, with the remaining shares vesting ratably each month thereafter over the following three years.

2007 Option Exercises and Stock Vested

        The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during 2007 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)
Fumihiro Kozato President and Chief Executive Officer	—	$—
Mark Voll VP of Finance and Administration and Chief Financial Officer	17,499	214,713
Dr. Feng Kuo Chief Technical Officer	—	—
Dongwook (David) Nam VP of Sales and Marketing	—	—

    (1)
    The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise as measured by the closing price on The NASDAQ Global Market and the exercise price of the option, multiplied by the number of shares exercised.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee was at any time during fiscal 2007 one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The following report has been submitted by the Compensation Committee of our Board of Directors:

        The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our 2008 Annual Meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, each as filed with the Securities and Exchange Commission.

        The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Richard H. Kimball, Chair
Dr. C.J. Koomen
Dr. Phillip J. Salsbury

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as "independent" under the current listing requirements of The NASDAQ Global Market. The current members of the Audit Committee are Dr. C.J. Koomen, Justine Lien and Dr. Phillip J. Salsbury. The Audit Committee acts pursuant to a written charter.

        In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States and on management's assessment of and the effectiveness of the Company's internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company's internal control over financial reporting.

        Within this framework, the Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2007. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, has discussed with the independent registered public accounting firm, Deloitte & Touche LLP, the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee
Justine Lien, Chair Dr. C.J. Koomen Dr. Phillip J. Salsbury

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. Deloitte & Touche LLP has audited the Company's financial statements since the year ended December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following table sets forth the aggregate fees billed and expected to be billed by Deloitte & Touche LLP for audit and other services rendered.

	Year Ended December 31,
	2007	2006
	(in thousands)
Audit Fees(1)	$887	$453
Audit-Related Fees(2)	—	1,545
Tax Services Fees(3)	24	23
All Other Fees	—	—

	$911	$2,021

    (1)
    Audit fees include fees billed for the audit of the Company's annual statements and reviews of the Company's quarterly financial statements, including the Company's Annual Report on Form 10-K and services that are normally provided by the principal accountant in connection with regulatory filings. The fees for fiscal year ended December 31, 2007 also include $340,200 for the attestation services mandated by Section 404 of the Sarbanes-Oxley Act.

    (2)
    Audit-related fees include fees billed for SEC registration statements, including fees related to the Company's initial public offering of common stock, and fees for assurance and related services incurred in the performance of the audit or review of the Company's consolidated financial statements and not reported as audit fees.

    (3)
    Tax services fees consist of tax compliance and consultation services.

        The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Deloitte & Touche LLP's independence.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. All of the services provided in 2007 were pre-approved.

Required Vote

        Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        The Board of Directors recommends a vote "FOR" ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2008, as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation—Summary Compensation Table" (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Techwell, Inc., 408 E. Plumeria Drive, San Jose, California 95134. The percentage of Common Stock beneficially owned is based on 21,019,690 shares outstanding as of March 31, 2008, which includes 18,334 shares subject to a right of repurchase. In addition, shares issuable pursuant to options or other convertible securities which may be acquired within 60 days of March 31, 2008 are deemed to be issued and outstanding and have been treated as outstanding in calculating the beneficial ownership and percentage ownership of those persons possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Entities affiliated with TCV IV, L.P.(1)	4,050,000	19.3%
Named Executive Officers, Directors and Nominees for Director
Fumihiro Kozato(2)	1,420,575	6.6
Mark Voll(3)	130,729	*
Dr. Feng Kuo(4)	690,970	3.3
Dongwook (David) Nam(5)	93,749	*
Robert D. Cochran	125,642	*
Richard H. Kimball(6)	4,090,000	19.4
Dr. C.J. Koomen(7)	40,000	*
Justine Lien(8)	40,000	*
Dr. Phillip J. Salsbury(9)	40,000	*
All directors and executive officers as a group (9 persons)(10)	6,671,665	30.4%

*
Represents less than 1% of the Company's Common Stock.

(1)
Includes 3,904,410 shares held by TCV IV, L.P. and 145,590 shares held by TCV IV Strategic Partners, L.P. Mr. Kimball, a director of the Company, is a managing member of Technology Crossover Management IV, L.L.C., which is the general partner of each of TCV IV, L.P. and TCV IV Strategic Partners, L.P. Mr. Kimball shares voting and dispositive power over these shares with Jay Hoag, the other managing member of Technology Crossover Management IV, L.L.C., which is the general partner of each of TCV IV, L.P. and TCV IV Strategic Partners, L.P. Mr. Kimball disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for each of these entities is: c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301.

(2)
Includes 560,061 shares that are immediately exercisable and 7,292 shares that are exercisable within 60 days of March 31, 2008.

(3)
Includes 119,688 shares that are immediately exercisable and 11,041 shares that are exercisable within 60 days of March 31, 2008.

(4)
Includes 40,000 shares held as custodian for his minor child and 40,000 shares held in the name of his child. Also includes 73,852 shares that are immediately exercisable and 6,875 shares that are exercisable within 60 days of March 31, 2008.

(5)
Includes 83,332 shares that are immediately exercisable and 6,564 shares that are exercisable within 60 days of March 31, 2008.

(6)
Includes 40,000 shares that are immediately exercisable. Includes 3,904,410 shares held by TCV IV, L.P. and 145,590 shares held by TCV IV Strategic Partners, L.P. Mr. Kimball is a managing member of Technology Crossover Management IV, L.L.C., which is the general partner of each of TCV IV, L.P. and TCV IV Strategic Partners, L.P. Mr. Kimball shares voting and dispositive power over these shares with Jay Hoag, the other managing member of Technology Crossover Management IV, L.L.C., which is the general partner of each of TCV IV, L.P. and TCV IV Strategic Partners, L.P. Mr. Kimball disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Includes 2,500 shares subject to a right of repurchase as of March 31, 2008.

(8)
Includes 40,000 shares that are immediately exercisable.

(9)
Includes 15,834 shares subject to a right of repurchase as of March 31, 2008.

(10)
Includes 916,933 shares that are immediately exercisable and 31,772 shares that are exercisable within 60 days of March 31, 2008. Also, includes 18,334 shares subject to a right of repurchase as of March 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information relating to our equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(1)(3)
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	3,267,233	$6.94	1,245,657
Equity Compensation Plans not approved by security holders	—	—	—

Totals	3,267,233	$6.94	1,245,657

(1)
Certain options granted under the Equity Compensation Plans are fully exercisable on and after the date of grant, subject to the Company's right to repurchase from the optionee, at the optionee's original per share exercise price, any unvested shares which the optionee has purchased and holds in the event of termination of service to the Company. Amounts include 25,834 shares subject to repurchase at December 31, 2007.

(2)
The weighted average exercise price of outstanding options, warrants, and rights does not take restricted stock awards into account as restricted stock units have a de minimis purchase.

(3)
The 2006 Stock Incentive Plan contains a provision that automatically increases the number of shares of common stock reserved for issuance on January 1 of each succeeding year by the lesser of i) 1,750,000 shares, ii) 4% of our outstanding common stock on the last day of the immediately preceding fiscal year or iii) the number of shares determined by the Board of Directors. On January 1, 2008, the number of securities remaining available for future issuance under equity compensation plans increased by 836,607 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2007.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2009 Annual Meeting must be received by the Secretary of the Company no later than December 29, 2008 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

        A stockholder proposal not included in the Company's proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the date the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting of stockholders.

ANNUAL REPORT

        The Company will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of Common Stock at the close of business on April 24, 2008, a copy of the Company's Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Secretary, Techwell, Inc., 408 E. Plumeria Drive, San Jose, California 95134.

        Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the Internet, or by signing and mailing the enclosed proxy promptly.

By order of the Board of Directors.
/s/ FUMIHIRO KOZATO Fumihiro Kozato President and Chief Executive Officer

April 29, 2008

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext              000000000.000000 ext

000000000.000000 ext              000000000.000000 ext

000000000.000000 ext              000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 24, 2008.

Vote by Internet

•             Log on to the Internet and go to www.investorvote.com

•             Follow the steps outlined on the secured website.

Vote by telephone

•             Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•             Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors	For	Withhold

	01 - Fumihiro Kozato	☐	☐

		For	Withhold

	02 - Robert D. Cochran	☐	☐

		For	Withhold

	03 - Richard H. Kimball	☐	☐

	04 - Dr. C.J. Koomen	☐	☐

	05 - Justine Lien	☐	☐

	06 - Dr. Phillip Salsbury	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Techwell, Inc. for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
	6 1 A V	0 1 3 6 7 6 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>     00Q9LB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Techwell, Inc.

Proxy Solicited by Board of Directors for Annual Meeting – June 24, 2008

Fumihiro Kozato and Mark Voll, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Techwell, Inc. to be held on Tuesday, June 24, 2008 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, Mr. Kozato and Mr. Voll will have authority to vote FOR all proposals.

In their discretion, Mr. Kozato and Mr. Voll, are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
IMPORTANT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
ANNUAL REPORT